                                                                      Exhibit 11

                                                                  Year ended December 31,
                                                       ------------------------------------------
                                                           2001           2000           1999
                                                       ------------   ------------   ------------
Basic:
   Weighted average shares outstanding                   25,448,564     24,476,842     13,159,154
                                                       ============   ============   ============

   Net income (loss):
      From continuing operations                       $    907,626   $   (140,921)  $ (1,351,494)
      From discontinued operations                                -        458,980         91,379
                                                       ------------   ------------   ------------
      Total                                            $    907,626   $    318,059   $ (1,260,115)
                                                       ============   ============   ============

   Basic income (loss) per share:
      From continuing operations                       $       0.04   $      (0.01)  $      (0.10)
      From discontinued operations                                -           0.02              -
                                                       ------------   ------------   ------------
      Total                                            $       0.04   $       0.01   $      (0.10)
                                                       ============   ============   ============

Diluted:
   Weighted average shares outstanding                   25,448,564     24,476,842     13,159,154

   Net effect of dilutive stock options and
     warrants based on the treasury stock
     method using the year-end market price,
     if higher than average market price                     35,681              -              -

                                                       ------------   ------------   ------------
   Total                                                 25,484,245     24,476,842     13,159,154
                                                       ============   ============   ============

   Net income (loss):
      From continuing operations                       $    907,626   $   (140,921)  $ (1,351,494)
      From discontinued operations                                -        458,980         91,379
                                                       ------------   ------------   ------------
      Total                                            $    907,626   $    318,059   $ (1,260,115)
                                                       ============   ============   ============

   Diluted income (loss) per share:
      From continuing operations                       $       0.04   $      (0.01)  $      (0.10)
      From discontinued operations                                -           0.02              -
                                                       ------------   ------------   ------------
      Total                                            $       0.04   $       0.01   $      (0.10)
                                                       ============   ============   ============